UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 1, 2021

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda                         N/A
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Background
On January 1, 2021, Enstar Group Limited ("Enstar”) completed a transaction (the “Exchange Transaction”) in which it exchanged a portion of its indirect interest in Northshore Holdings Limited ("Northshore"), the holding company that owns Atrium Underwriting Group Limited and its subsidiaries (collectively, "Atrium") and Arden Reinsurance Company Ltd. ("Arden"), for the entire indirect interest in Core Specialty Insurance Holdings, Inc. ("Core Specialty") held by Trident V, L.P., Trident V Parallel Fund, L.P. and Trident V Professionals Fund, L.P. (collectively, the "Trident V Funds"). Core Specialty is a newly formed insurance entity that acquired StarStone U.S. Holdings, Inc. in a recapitalization transaction that closed on November 30, 2020.
Upon completion of the Exchange Transaction, Enstar's wholly owned subsidiary, Kenmare Holdings Ltd. ("Kenmare") now owns 25.6% of Core Specialty and 13.9% of Northshore, which continues to own Atrium and Arden. The Exchange Transaction had no impact on the ultimate ownership of StarStone Specialty Holdings Limited ("SSHL"), which owns StarStone International, with Enstar and the Trident V Funds retaining their previous ownership interests in SSHL of 59.0% and 39.3%, respectively. Dowling Capital Partners I, L.P. and Capital City Partners LLC (collectively, the "Dowling Funds") continue to hold the remaining 1.7% interest in SSHL. The Dowling Funds hold 0.4% of Core Specialty.
Shareholders' Agreements
In connection with the closing of the Exchange Transaction on January 1, 2021, Kenmare has entered into shareholders’ agreements with the Trident V Funds and the Dowling Funds with respect to their investments in SSHL and Northshore (the “SSHL Shareholders’ Agreement” and the “Northshore Shareholders’ Agreement,” respectively). With respect to SSHL, Kenmare has the right to designate three of five members of the SSHL board of directors and the Trident V Funds have the right to designate the other two members. The Trident V Funds also have certain customary rights as a minority shareholder to approve certain material matters and transactions. Pursuant to the SSHL Shareholders' Agreement, each shareholder of SSHL must provide Kenmare and the Trident V Funds with a right of first offer to acquire its shares in SSHL if such shareholder wishes to sell them. Each shareholder also has certain rights to participate in sales of SSHL shares by the other shareholders, and Kenmare has certain rights to cause the Trident V Funds and the Dowling Funds to sell their SSHL shares if Kenmare wishes to sell control of SSHL or the StarStone International business.
Also pursuant to the terms of the SSHL Shareholders’ Agreement, at any time after December 31, 2022, the Trident V Funds have the right to cause Kenmare to purchase their shares in SSHL at their fair market value, and the Dowling Funds have the right to participate in any such sale transaction initiated by the Trident V Funds. Kenmare will be entitled to pay the purchase price for such SSHL shares in cash or in unrestricted ordinary shares of Enstar that are then listed or admitted to trading on a national securities exchange. At any time after March 31, 2023, Kenmare has the right to cause the Trident V Funds and the Dowling Funds to sell their shares in SSHL to Kenmare at their fair market value. Kenmare would be obligated to pay the purchase price for such SSHL shares in cash.
Pursuant to the terms of the Northshore Shareholders’ Agreement, for so long as Kenmare owns 50% or more of the Northshore shares it acquired upon the closing of the Exchange Transaction, Kenmare has the right to designate one member to the board of directors of Northshore and each of its material subsidiaries. Kenmare’s shares in Northshore are subject to an 18-month restriction on transfer following the closing of the Exchange Transaction, after which the Trident V Funds have a right of first offer to acquire Kenmare’s shares in Northshore if Kenmare wishes to sell them. Kenmare has certain rights to participate in sales of Northshore shares by the Trident V Funds, and the Trident V Funds have certain rights to cause Kenmare to sell its Northshore shares if Trident wishes to sell control of Northshore or the Atrium business.
The foregoing description of the SSHL Shareholders' Agreement and the Northshore Shareholders' Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the SSHL Shareholders' Agreement and the Northshore

Shareholders' Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated into this Item 1.01 by reference. The SSHL Shareholders' Agreement and the Northshore Shareholders' Agreement are not intended to provide any other factual information about the parties thereto. In particular, the representations and warranties contained in the SSHL Shareholders' Agreement and the Northshore Shareholders' Agreement were made only for the purposes of the agreement as of the specific date therein and were solely for the benefit of the parties to the agreement.
Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

10.1	Voting and Shareholders’ Agreement dated as of January 1, 2021 among StarStone Specialty Holdings Limited, Kenmare Holdings Ltd., Trident V, L.P., Trident V Parallel Fund, L.P., Trident V Professionals Fund, L.P., Dowling Capital Partners I, L.P. and Capital City Partners LLC.

10.2	Third Amended and Restated Shareholders’ Agreement dated as of January 1, 2021 among Northshore Holdings Limited, Kenmare Holdings Ltd., Trident V, L.P., Trident V Parallel Fund, L.P., Trident V Professionals Fund, L.P., Dowling Capital Partners I, L.P. and Capital City Partners LLC.

99.1	Letter Agreement dated as of January 1, 2021 among Northshore Holdings Limited, Kenmare Holdings Ltd., Trident V, L.P., Trident V Parallel Fund, L.P., Trident V Professionals Fund, L.P., Dowling Capital Partners I, L.P. and Capital City Partners LLC.

104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

January 4, 2021	By:	/s/ Guy Bowker
Guy Bowker
Chief Financial Officer